EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 18, 2007, in the Registration Statement (Form S-1) and related Prospectus of Source Photonics, Inc. dated February 13, 2008.

Woodland Hills, California
February 12,  2008